Exhibit 32.1

                                  CERTIFICATION

We, Duk Jin Jang and Michael Chung certify that:

1.   We have read this annual report on Form 10-KSB of Cyper Media Inc.

2. To our knowledge the information in this report is true in all important respects as of December 31, 2003 and

3. This report contains all information about the company of which we are aware that we believe important to a reasonable investor, in light of the subjects required to be addressed in this report as of December 31, 2003.

For purposes of this certification, information is "important to a reasonable investor" if:

     (a) There is a substantial likelihood that a reasonable investor would view the information as significantly altering the total mix of information in the report; and

     (b) The report would be misleading to a reasonable investor if the information was omitted from the report.


Date: April 19, 2004
                                          /s/  Duk Jin Jang
                                          --------------------------------------
                                               Duk Jin Jang
                                               President, Director


                                          /s/  Michael Chung
                                          --------------------------------------
                                               Michael Chung
                                               Secretary, Director